POWER OF ATTORNEY

	For Executing Forms 3, 4 and 5

Know all by these present, that the undersigned hereby constitutes and appoints each Gifford R. Zimmerman, Kevin J. McCarthy, Mary E. Keefe, Christopher M. Rohrbacher and Mark Winget, his/her true and lawful attorney-in-fact to:

(1)		execute for and on behalf of the undersigned Forms 3, 4 and 5 (and any amendments thereto) in connection with the Nuveen Exchange-Traded Commodity
Products and in accordance with the requirements of Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;

(2)		do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in connection with the execution and timely filing of any such Form 3, 4 and 5 (and any amendment thereto) with the United States
  Securities and Exchange Commission, the NYSE MKT and any other authority; and

(3)		take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with the full power of substitute, by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _25th day
of _October      2012.


										/s/ Gifford R. Zimmerman
									Signature

										Gifford R. Zimmerman
									Print Name

STATE OF ILLINOIS	)
		)
COUNTY OF COOK	)


On this _25th  day of _October    2012_, personally appeared before me, a Notary
  Public in and for said County and State, the person named above who is known to me to be the person whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intent and purposes therein set forth.



	______/s/ Mary Catherine Finneran
	Notary Public
My Commission Expires:   3/30/2014